SWK Holdings Corporation Resumes Share Repurchase Program

Dallas, TX, September 6, 2019 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, today announced that its Board of Directors has authorized the Company to repurchase up to an aggregate of $2.1 million of the Company’s Common Stock from time to time until February 29, 2020 through a “10b5-1 trading plan” in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. The amount approved in the repurchase plan represents the balance of the $3.5 million stock repurchase program that had not been repurchased by its expiry on May 31, 2019.

The actual timing, number and value of shares repurchased under the program will depend on a number of factors, including the constraints specified in the 10b5-1 trading plan, price, and general market conditions. Pursuant to such Board authority, the Company adopted a written trading plan today for the purpose of repurchasing shares of its Common Stock in accordance with the guidelines specified under Rule 10b5-1 under the Securities Exchange Act of 1934. Purchases under the 10b5-1 trading plan could commence as early as September 6, 2019 provided that the purchase parameters set forth in the plan are met.

A trading plan under Rule 10b5-1 allows companies to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Repurchases made under the trading plan are subject to the Securities and Exchange Commission’s regulations, as well as certain price, market, volume and timing constraints specified in the trading plan. Because repurchases under the trading plan are subject to such constraints, there is no guarantee as to the exact number of shares that will be repurchased under the trading plan.

Winston Black, Chief Executive Officer of SWK, commented, “SWK’s book value at June 30, 2019 was $17.31 per share, meaningfully greater than the current trading range of SWK’s Common Stock. We believe the repurchase of our shares remains an attractive use of our capital and is in the best interests of our stockholders.”

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor / Media Relations:

Maureen McEnroe / Jason Rando

Tiberend Strategic Advisors, Inc.

212.375.2664 / 212.375.2665

mmcenroe@tiberend.com / jrando@tiberend.com

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